Exhibit 4.2

WARRANT AGENT AGREEMENT

Dated as of february [●], 2025

between

Altisource Portfolio Solutions S.A.,

and

Equiniti Trust Company, LLC,

as Warrant Agent

Table of Contents

Page

1. Definitions; Rules of Construction	4
1.1 Certain Definitions	4
1.2 Other Definitions	6
2. Appointment of Warrant Agent	7
3. Form of Warrants; Beneficial Interests	7
3.1 Issuance and Registration	7
3.2 Warrant Certificates	8
3.3 Warrant Register	8
3.4 Transfer and Exchange	9
3.5 Definitive Warrants	10
3.6 Replacement Certificates	11
3.7 Outstanding Warrants	11
3.8 Cancellation	11
3.9 CUSIP Numbers	12
4. Exercise Terms	12
4.1 Exercise	12
4.2 Exercise Period	12
4.3 Expiration	13
4.4 Manner of Exercise	13
4.5 Issuance of Warrant Shares	15
5. Adjustment and Notice Provisions	17
5.1 Adjustments	17
5.2 Calculation of Adjustments; Timing of Issuance of Additional Warrant Shares Upon Certain Adjustments; Adjustment Rules	21
5.3 Business Combinations and Reorganizations	22
5.4 Notice of Adjustments	22
5.5 Adjustment to Warrant Certificate	23
5.6 Amendments	23
6. Registration of Warrant Shares	25
6.1 Effectiveness of Registration Statement	25
6.2 Suspension	25
6.3 Expenses	25
7. Concerning the Warrant Agent and Other Matters	26
7.4 Liability of Warrant Agent	27
7.5 Indemnity	27

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TABLE OF CONTENTS

(continued)

Page

7.6 Termination	27
7.7 Representations of the Company	27
7.8 Payment of Taxes	27
7.9 Resignation of Warrant Agent	28
8. Miscellaneous	28
8.1 Persons Benefiting	28
8.2 Rights of Holders	29
8.3 Warrant Agreement Controls over Shelf Registration Statement	29
8.4 Authorized Representatives	29
8.5 Notices, Instructions, Communications	29
8.6 Governing Law	29
8.7 Assignment	30
8.8 Examination of the Agreement	30
8.9 Counterparts	30
8.10 Severability	30
8.11 Withholding Rights	30
8.12 Entire Agreement	30
8.13 Effect of Headings	30

-ii-

WARRANT AGENT AGREEMENT (this “Agreement”) dated as of February [●], 2025 between Altisource Portfolio Solutions S.A., a public limited liability company (société anonyme) organized and established under the laws of the Grand Duchy of Luxembourg having its registered office at 33, Boulevard Prince Henri, L-1724 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies register (Registre de commerce et des sociétés, Luxembourg) under number B72391 (the “Company”), and Equiniti Trust Company, LLC, a New York limited liability trust company (the “Warrant Agent”).

WHEREAS, the board of directors of the Company (the “Board”) has declared an issuance (the “Warrant Distribution”) to the holders of record of the following Company securities (the “Stakeholders”): (i) shares of common stock, par value US$0.01 per share (the “Common Stock”), (ii) restricted share units of the Company (“RSU Holders”), and (iii) the Existing Warrants (as defined below), as of 5:00 p.m., New York City time, on February 14, 2025 (such date and time, the “Distribution Record Date”), in the form of (A) warrants to purchase shares of Common Stock which shall require cash settlement through the cash payment to the Company of the exercise price (the “Cash Exercise Stakeholder Warrants”), and (B) warrants to purchase shares of Common Stock which shall be exercisable on a cashless basis (the “Net Settle Stakeholder Warrants” and together with the Cash Exercise Stakeholder Warrants, the “Warrants” and each a “Warrant”);

WHEREAS, the Company desires to issue the Warrants on the terms and conditions described herein in satisfaction of the Warrant Distribution;

WHEREAS, pursuant to the Warrant Distribution, each Stakeholder will receive (i) one Cash Exercise Stakeholder Warrant to purchase 1.625 shares of Common Stock for each (a) share of Common Stock held as of the Distribution Record Date, (b) restricted share unit of the Company (“RSU”) held as of the Distribution Record Date and (c) share of Common Stock that could be acquired upon exercise of Existing Warrants held as of the Distribution Record Date and (ii) one Net Settle Stakeholder Warrant to purchase 1.625 shares of Common Stock for each (a) share of Common Stock held as of the Distribution Record Date, (b) RSU held as of the Distribution Record Date and (c) share of Common Stock that could be acquired upon exercise of Existing Warrants held as of the Distribution Record Date;

WHEREAS, Warrants may only be exercised into a whole number of shares of common stock; no fractional shares will be issued upon exercise of the Warrants;

WHEREAS, the Warrants will be issued on or about February [●], 2025 (the date of the actual distribution, the “Issuance Date”);

WHEREAS, the Company intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement (the “Shelf Registration Statement”), pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) to register under the Securities Act the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”);

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in accordance with the terms set forth in this Agreement in connection with the issuance, registration, transfer and exchange of the Warrants and the issuance, registration, transfer and exchange of the Warrant Shares;

WHEREAS, the Company desires to provide for the provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, each party agrees for the benefit of the other party and for the equal and ratable benefit of the registered holders of the Warrants (the “Holders”) as follows:

1. Definitions; Rules of Construction.

1.1 Certain Definitions. As used herein, the following terms shall have the following meanings:

1.1.1 “Affiliate” of any Person means any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person. For purposes hereof, “control” of a Person means the power, direct or indirect, to direct or cause the direction or actions of the management and policies of such Person whether by contract or otherwise.

1.1.2 “Business Combination” means a merger, consolidation, amalgamation, statutory share exchange or similar transaction that requires the approval of the Company’s shareholders.

1.1.3 “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or the Grand Duchy of Luxembourg are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York and the Grand Duchy of Luxembourg are generally open for use by customers on such day.

1.1.4 “Capital Stock” means (i) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

1.1.5 “Close of Business” means 5:00 p.m., New York City time.

1.1.6 “Common Stock Equivalents” means any securities of the Company or any of its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, RSU, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

1.1.7 “Definitive Warrant” means a Warrant Certificate in definitive form that is not deposited with the Depositary or with the Warrant Agent as the Warrant Custodian.

1.1.8 “Depositary” means The Depository Trust Company, its nominees, and their respective successors.

1.1.9 “Existing Warrants” means the warrants to purchase shares of Common Stock at an exercise price of $0.01 per share issued to certain lenders of the Company on February 9, 2023 that are outstanding as of the Distribution Record Date.

1.1.10 “Ex-Date” means in connection with any issuance, dividend, or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of shares of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

1.1.11 “Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board, acting in good faith.

1.1.12 “Implied Per Share Exercise Price” in effect at any time means the Exercise Price ($1.95 per Warrant) divided by the Warrant Exercise Rate (initially 1.625), the resulting price being rounded to the nearest whole multiple of $0.0001 (with $0.00005 being rounded upwards). For the avoidance of doubt, the initial Implied Per Share Exercise Price is $1.20 per Warrant.

1.1.13 “Initial Exercise Date” means the later of (i) May [    ]1, 2025 and (ii) first date on which the VWAP of the Common Stock equals or exceeds the Implied Per Share Exercise Price for a period of fifteen consecutive Trading Days.

1.1.14 “Last Reported Sale Price” means, with respect to the Common Stock (or other security), on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the last bid price and last ask price (or, if more than one in either case, the arithmetic average of the average last bid prices and the average last ask prices), regular way, of the Common Stock (or such other security, as the case may be) as reported in composite transactions for the Nasdaq Global Select Market on such day, without regard to after-hours or extended market trading, provided that if the Common Stock (or such other security, as the case may be) is not listed on the Nasdaq Global Select Market on any date of determination, the Last Reported Sale Price of the Common Stock (or such other security, as the case may be) on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or such other security, as the case may be) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or such other security, as the case may be) is so listed or quoted, or, if the Common Stock (or such other security, as the case may be) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or such other security, as the case may be) in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization, or, if that bid price is not available, the Last Reported Sale Price of the Common Stock (or such other security, as the case may be) on that date shall mean the Fair Market Value per share of Common Stock (or such other security, as the case may be) as of such day.

1.1.15 “Officer” means, with respect to the Company, the Chief Executive Officer, Chief Financial Officer, and Chief Legal and Compliance Officer and, with respect to any other Person, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, or the Secretary or an Assistant Secretary of such Person.

1.1.16 “Person” means any individual, firm, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity, and any successor (by merger or otherwise) thereof or thereto.

1.1.17 “Record Date” means, for the purposes of Sections 5.1 and 5.2, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

1.1.18 “Trading Day” means any day on which the Common Stock (or other security) is traded on a Trading Market; provided that if, on the date in question, the Common Stock (or such other security) is not listed or quoted on a Trading Market, “Trading Day” means a Business Day.

1.1.19 “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

1 90 days from Issue Date.

1.1.20 “VWAP” means, for any date, the price determined pursuant to the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the principal Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company in its sole discretion, the fees and expenses of which shall be paid by the Company.

1.1.21 “Warrant Certificate” means any Global Warrant or Definitive Warrant issued by the Company under this Agreement.

1.1.22 “Warrant Exercise Rate” means initially 1.625 shares of Common Stock, subject to adjustment from time to time in accordance with Section 5.

1.1.23 “Whole Number” means any non-negative number, including zero, that is not a fraction or decimal.

1.2 Other Definitions.

Term	Defined in Section
Agent Members	3.1.4(b)
Agreement	Preamble
Attribution Parties	4.5.8
Authorized Representatives	8.4
Board	Preamble
Book-Entry Warrants	3.1.2
Cash Exercise Notice	4.4.1(b)
Cash Exercise Stakeholder Warrants	Preamble
Cash Exercise Warrant Expiration Date	4.2.1(a)
Cashless Exercise Notice	4.2.1(b)
Commission	Preamble
Common Stock	Preamble
Company	Preamble
Distribution Record Date	Preamble
Exchange Act	4.5.8
Exercise Date	4.4.1
Exercise Notice	4.4.1(b)
Exercise Price	4.4.1
Exercise Suspension Period	6.1
Expiration Date	4.2.1(b)
Global Cash Exercise Stakeholder Warrant	3.1.1
Global Net Settle Stakeholder Warrant	3.1.1
Global Warrants	3.1.1
Holders	Preamble
Issuance Date	Preamble
Loss	7.5
Net Settle Stakeholder Warrants	Preamble

Net Settle Warrant Expiration Date	4.2.1(b)
PDF	3.2
RSU	Preamble
RSU Holders	Preamble
Securities Act	Preamble
Shelf Registration Statement	Preamble
Spin-Off	5.1.3(b)
Stakeholders	Preamble
Stock Transfer Agent	4.5.1
Successor Entity	5.3
Termination Date	7.6
Unit of Reference Property	5.3
Valuation Period	5.1.3(b)
Valuation Trading Day	5.1.3(b)
Warrant Agent	Preamble
Warrant Distribution	Preamble
Warrant Register	3.3
Warrant Shares	Preamble
Warrants	Preamble

2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions set forth in this Agreement (and no implied terms or conditions).

3. Form of Warrants; Beneficial Interests.

3.1 Issuance and Registration.

3.1.1 Global Warrants. In accordance with an allocation schedule approved by the Company, a portion of the Cash Exercise Stakeholder Warrants shall be initially evidenced by a global warrant certificate in the form of ANNEX A-I (“Global Cash Exercise Stakeholder Warrant”), and a portion of the Net Settle Stakeholder Warrants shall be initially evidenced by a global warrant certificate in the form of ANNEX A-II (“Global Net Settle Stakeholder Warrant”, together with the Global Cash Exercise Stakeholder Warrant, the “Global Warrants”). Any such Global Warrant shall be deposited on behalf of the relevant Holders with the Warrant Agent, as custodian for the Depositary (or with such other custodian as the Depositary may direct), registered in the name of the Depositary or a nominee of the Depositary, and duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided.

3.1.2 Book-Entry Warrants. In accordance with an allocation schedule approved by the Company, a portion of the Warrants shall initially be issued to the RSU Holders and Persons that are record holders of Common Stock and Existing Warrants, in each case, as of the Distribution Record Date in book-entry format. The Warrant Agent shall allocate the Warrants to, and register the Warrants in the names of, such RSU Holders, holders of Common Stock and holders of Existing Warrants in accordance with the Company’s direct registration system or the Warrant Agent’s other book-entry procedures. Any Warrants registered through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures shall be issued in uncertificated form and shall not be represented by physical Warrant Certificates (the “Book-Entry Warrants”).

3.1.3 Definitive Warrants. Holders of Warrants or holders of beneficial interests in any Global Warrant will not be entitled to physical delivery of Definitive Warrants (except as provided in Section 3.5).

3.1.4 Procedures for Global Warrants. This Section 3.1.4 shall apply only to any Global Warrant deposited with or on behalf of the Depositary.

(a) If any Warrants are to be represented by a Global Warrant, the Company shall execute and the Warrant Agent shall, in accordance with Section 3.2, countersign and deliver initially one or more Global Warrants that (a) shall be registered in the name of the Depositary for such Global Warrant or Global Warrants or of the nominee of the Depositary and (b) shall be delivered by the Warrant Agent to the Depositary or pursuant to the Depositary’s instructions or held by the Warrant Agent as custodian for the Depositary.

(b) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by the Depositary or by the Warrant Agent as the custodian of the Depositary or under such Global Warrant, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Warrant.

3.1.5 No Fractional Warrants. The Company shall not issue fractional Warrants or distribute Warrant Certificates which evidence fractional Warrants. If any fractional Warrant would otherwise be required to be issued or distributed pursuant to the Warrant Distribution, the Company or Warrant Agent, as applicable, shall first aggregate the total number of Warrants to be issued to the relevant Holder and then round down the total number to the nearest Whole Number and no cash or other adjustment will be made in lieu of the fraction of a Warrant so rounded down.

3.2 Warrant Certificates. If any Warrant Certificates are issued hereunder, then at least one Officer shall sign such Warrant Certificates for the Company by manual, facsimile or portable document format (“PDF”) signature or by means of other electronic transmission.

3.2.1 If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrants evidenced by such Warrant Certificate shall be valid, nevertheless.

3.2.2 At any time and from time to time after the execution of this Agreement, the Warrant Agent shall, upon receipt of a written order of the Company signed by an Officer of the Company, countersign, either by manual, facsimile, PDF signature or by means of other electronic transmission, and issue a Warrant Certificate evidencing the number of Warrants specified in such order. Such order shall specify the number of Warrants to be evidenced on the Warrant Certificate to be countersigned, the date on which such Warrant Certificate is to be countersigned, whether such Warrant Certificate is to be a Global Warrant or a Definitive Warrant, and the number of Warrants then authorized. Each Warrant shall be dated the date of its countersignature.

3.2.3 The Warrants (whether or not evidenced by a Warrant Certificate) shall not be valid until registered on the Warrant Register.

3.3 Warrant Register. The Warrants shall be issued in registered form only. Upon the receipt of all relevant information from the Company or its agents, the Warrant Agent shall keep a register (the “Warrant Register”) of the Warrants (and Warrant Certificates, if applicable) and of their transfer and exchange. The Warrant Register shall show the names and addresses of the respective Holders and the date and number of Warrants owned by such Holders (as evidenced on the face of each of the Warrant Certificates, if applicable). The Holder of any Global Warrant will be the Depositary or a nominee in whose name the Global Warrant is registered.

The Company and the Warrant Agent may deem and treat the Person in whose name Warrants are registered in the Warrant Register as the absolute owner of such Warrants for all purposes and regardless of any notice to the contrary.

3.4 Transfer and Exchange.

3.4.1 Transfer and Exchange of Warrants.

(a) The transfer and exchange of Warrants or beneficial interests therein shall be effected through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures and, in the case of any Global Warrants, the Depositary, in each case in accordance with this Agreement and the procedures of the Warrant Agent and, as applicable, the Depositary therefor. The Company may instruct the Warrant Agent from time to time that Warrants held by a member of the Board, an Officer of the Company or an Affiliate of the Company are subject to restrictions on transfers or exchanges related to compliance with applicable securities laws, in which case the Warrant Agent shall not permit the transfer or exchange of such Warrants without the consent of the Company.

(b) Except as set forth in Section 3.4.1(c), a Global Warrant may only be transferred as a whole, and not in part, and only by (x) the Depositary to a nominee of the Depositary, (y) a nominee of the Depositary to the Depositary or another nominee of the Depositary or (z) the Depositary or any such nominee to a successor Depositary or its nominee.

(c) In the event that a Global Warrant is exchanged and transferred for Definitive Warrants pursuant to Section 3.5, such Warrants may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 3.4 and such other procedures as may from time to time be adopted by the Company.

(d) The Warrant Agent may register the transfer of any Definitive Warrant upon written request of the Holder delivered to the Warrant Agent and surrender of the Warrant Certificates to be transferred, split up, combined or exchanged, together with the form of assignment and certificate duly executed and properly completed and such other documentation as the Company or the Warrant Agent may reasonably request, at the office of the Warrant Agent designated for such purpose. Any requested transfer of Warrants shall be accompanied by reasonable evidence of authority of the party making such request, which evidence shall include a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association. Upon any such transfer, one or more new Definitive Warrants representing an equal aggregate number of Definitive Warrants shall be issued and the transferred certificate shall be canceled.

3.4.2 Cancellation or Adjustment of Global Warrant. At such time as all beneficial interests in a Global Warrant have been exchanged for Definitive Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to the Depositary for cancellation or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, repurchased or canceled, the number of Warrants represented by such Global Warrant shall be reduced and an adjustment shall be made on the books and records of the Warrant Agent (if it is then the Warrant Custodian for such Global Warrant) with respect to such Global Warrant, by the Warrant Agent, to reflect such reduction.

3.4.3 Obligations with Respect to Transfers and Exchanges of Warrants.

(a) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign, by either manual, facsimile or PDF signature or by means of other electronic transmission, any Global Warrants and Definitive Warrants, if applicable, as required subject to the provisions of Section 2.02 and this Section 2.04.

(b) No service charge shall be made for any registration of transfer or exchange. Any transfer tax, assessments, or similar governmental charge payable in connection with any registration of transfer or exchange shall be paid by the Holder.

(c) Subject to Section 7.8, the Company may require payment from the Holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Warrants. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement or any Warrant that requires the payment of taxes and/or charges unless and until the Warrant Agent is reasonably satisfied that all such payments have been made.

(d) Prior to the due presentation for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the Person in whose name Warrants are registered as the absolute owner of such Warrants, and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

(e) All Warrants issued upon any transfer or exchange pursuant to the terms of this Agreement shall be valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrants surrendered upon such transfer or exchange.

3.4.4 No Obligation of the Warrant Agent. The Warrant Agent shall have no responsibility or obligation to any beneficial owner of a Global Warrant, an Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Warrants or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice, or the payment of any amount, under or with respect to such Warrants. All notices and communications to be given to the Holders and all payments to be made to Holders under the Warrants shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Warrant). The rights of beneficial owners in any Global Warrant shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Warrant Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

3.5 Definitive Warrants.

3.5.1 Subject to Section 3.5.5, beneficial interests in a Global Warrant deposited with the Depositary or with the Warrant Agent as custodian shall be transferred to the beneficial owners thereof in the form of Definitive Warrants in a number equal to the number of Warrants represented by such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with Section 3.4 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Warrant or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each such case, a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Agreement. In such event, the transfer, exchange or exercise of the Warrants shall be conducted in accordance with the customary procedures of the Warrant Agent.

3.5.2 Any Global Warrant that is transferable to the beneficial owners thereof pursuant to this Section 3.5 shall be surrendered by the Depositary to the Warrant Agent, to be so transferred, in whole or from time to time in part, without charge, and the Warrant Agent shall countersign, by either manual, facsimile or PDF signature or by means of other electronic transmission, and deliver to each beneficial owner in the name of such beneficial owner, upon such transfer of each portion of such Global Warrant, Definitive Warrants evidencing a number of Warrants equivalent to such beneficial owner’s beneficial interest in the Global Warrant. The Warrant Agent shall register such transfer in the Warrant Register, and upon such transfer the surrendered Global Warrant shall be canceled by the Warrant Agent. Any such Definitive Warrants shall bear such restrictive legends as the Company may instruct.

3.5.3 Subject to the provisions of Section 3.5.2, the registered Holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Agreement or the Warrants.

3.5.4 In the event of the occurrence of either of the events specified in Section 3.5.1, the Company will promptly make available to the Warrant Agent a reasonable supply of Definitive Warrants in definitive, fully registered form.

3.5.5 The Depositary shall notify the Warrant Agent of the names and the amounts in which the Definitive Warrants will be issued. Neither the Company nor the Warrant Agent will be liable or responsible for any names or any amounts provided by the Depositary.

3.5.6 Notwithstanding the foregoing, in lieu of issuing a Definitive Warrant to any Person, the Warrant Agent may, upon the Company’s instruction, register Warrants in the name of such Person through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures.

3.6 Replacement Certificates. If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate provides proof reasonably satisfactory to the Company and the Warrant Agent that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign, by either manual, facsimile or PDF signature or by means of other electronic transmission, a replacement Warrant Certificate representing an equivalent number of Warrants, if the reasonable requirements of the Warrant Agent are met and absent notice to Warrant Agent that such certificates have been acquired by a bona fide purchaser. Such Holder shall furnish an open penalty surety bond sufficient in the judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss that either of them may suffer if a Warrant Certificate is replaced. The Warrant Agent may, at its option, issue replacement Warrants for mutilated certificates upon presentation thereof without such indemnity. The Company and the Warrant Agent may charge the Holder for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate evidences an additional obligation of the Company.

3.7 Outstanding Warrants. Warrants outstanding at any time are all Warrants evidenced as outstanding in the Warrant Register (which, in the case of Warrants represented by Warrant Certificates, shall include all Warrant Certificates authenticated by the Warrant Agent excluding those canceled by it and those delivered to it for cancellation). A Warrant does not cease to be outstanding because an Affiliate of the Company holds the Warrant. A Warrant ceases to be outstanding if the Company holds the Warrant.

If a Warrant Certificate is replaced pursuant to Section 3.6, the Warrants evidenced thereby cease to be outstanding unless the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant Certificate is held by a protected purchaser (as defined for purposes of the New York Uniform Commercial Code).

3.8 Cancellation. In the event the Company shall purchase or otherwise acquire Definitive Warrants, the Company may, at its option, deliver the same to the Warrant Agent for cancellation.

The Warrant Agent and no one else shall cancel all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants which have been exercised or Warrants which the Warrant Agent has canceled.

3.9 CUSIP Numbers. The Company has assigned “CUSIP” numbers in connection with the issuance of the Warrants and the Warrant Agent may use such “CUSIP” numbers in notices as a convenience to Holders; provided, however, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.

4. Exercise Terms.

4.1 Exercise.

4.1.1 Each Warrant shall entitle the Holder to purchase, for each Warrant evidenced thereby, a number of shares of Common Stock equal to the Warrant Exercise Rate in effect immediately prior to the Close of Business on the relevant Exercise Date, subject to Section 4.5.6, at an exercise price of $1.95 per Warrant (the “Exercise Price”), which shall be paid in cash in connection with the exercise of the Cash Exercise Stakeholder Warrants and by cashless exercise in accordance with Section 4.4.2 in connection with the exercise of Net Settle Stakeholder Warrants. Holders may exercise all or a portion of their Warrants or choose not to exercise any Warrants at all, or may otherwise sell or transfer their Warrants, in each case, in their sole and absolute discretion.

4.1.2 The number of shares of Common Stock issuable in respect of any exercise of Warrants represented by Global Warrants shall initially be determined by the Agent Members in accordance with this Agreement; provided, however, that in the event the Company disagrees in good faith with any such calculation, the Company’s calculation shall, absent manifest error, be determinative and final and binding on the Warrant Agent and the Holders. The number of shares of Common Stock issuable in respect of any exercise of (i) Cash Exercise Stakeholder Warrants represented through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures shall be determined by the Warrant Agent in accordance with this Agreement; provided, however, that in the event the Company disagrees in good faith with any such calculation, the Company’s calculation shall, absent manifest error, be determinative and final and binding on the Warrant Agent and the Holders and (ii) Net Settle Stakeholder Warrants shall be determined by the Company, which determination shall, absent manifest error, be determinative and final and binding on the Warrant Agent and the Holders.

4.2 Exercise Period.

4.2.1 Subject to the terms and conditions set forth herein, the Warrants shall be exercisable at any time and from time to time on or after the Initial Exercise Date until:

(a) in the case of the Cash Exercise Stakeholder Warrants, the Close of Business on April 2, 2029 (the “Cash Exercise Warrant Expiration Date”) (unless such date is not a Business Day, in which case the Cash Exercise Warrant Expiration Date will be the next Business Day); and

(b) in the case of the Net Settle Stakeholder Warrant, the Close of Business on April 30, 2032 (the “Net Settle Warrant Expiration Date” (unless such date is not a Business Day, in which case the Net Settle Warrant Expiration Date will be the next Business Day) and, together with the Cash Exercise Warrant Expiration Date, the “Expiration Date”).

Notwithstanding the foregoing, the Holders will be able to exercise the Cash Settle Stakeholder Warrants only if (i) the Shelf Registration Statement relating to the Warrant Shares is effective and the Exercise Date does not fall in an Exercise Suspension Period and (ii) the Warrant Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside except as otherwise provided in Section 6.1. The Company may instruct the Warrant Agent in writing from time to time that Warrants held by a member of the Board, an Officer of the Company or an Affiliate of the Company are subject to further restrictions on exercise related to compliance with applicable securities laws, in which case the Warrant Agent shall not permit the exercise of such Warrants without the written consent of the Company.

4.2.2 Subject to the other provisions of this Section 4.2, (i) the Cash Exercise Stakeholder Warrants will expire and cease to be exercisable on the Cash Exercise Warrant Expiration Date and (ii) the Net Settle Stakeholder Warrants will expire and cease to be exercisable on the Net Settle Warrant Expiration Date

4.3 Expiration.

4.3.1 A Cash Exercise Stakeholder Warrants will terminate and become void on the earlier of (i) the Cash Exercise Warrant Expiration Date and (ii) the time such Cash Exercise Stakeholder Warrant is exercised.

4.3.2 A Net Settle Stakeholder Warrant will terminate and become void on the earliest of (i) the Net Settle Warrant Expiration Date and (b) the time such Net Settle Stakeholder Warrant is exercised.

4.4 Manner of Exercise.

4.4.1 Subject to Sections 4.2.2 and 4.3, prior to the Close of Business on the applicable Expiration Date, Warrants may be exercised by a Holder in full or in part, on any Business Day (the “Exercise Date”), by

(a)  (x) delivery to the Warrant Agent at its office of the related Warrant Certificate, in the case of Warrants issued in certificated form, (y) delivery of the Warrant through the procedures of the Warrant Agent in the case of Book-Entry Warrants or (z) delivery of the Warrant through the systems of the Depositary, in the case of Warrants issued in global form;

(b) electronic delivery to the Warrant Agent of an election to purchase Warrant Shares in the applicable form included in Annex B - I with respect to Cash Exercise Stakeholder Warrants (a “Cash Exercise Stakeholder Warrant Exercise Notice”) or Annex B - II with respect to Net Settle Stakeholder Warrants (a “Net Settle Stakeholder Warrant Exercise Notice” and, together with the Cash Exercise Stakeholder Warrant Exercise Notice, the “Exercise Notices” and each an “Exercise Notice”), in each case duly completed and signed by the Holder; and

(c) in the case of Cash Exercise Stakeholder Warrants, payment in United States dollars by wire transfer of immediately available funds to an account of or for the benefit of the Company (as designated by the Company and available upon request from the Warrant Agent) in an amount equal to the Exercise Price multiplied by the number of Warrants so exercised;

provided that if any of (a), (b) or, if applicable, (c) above has occurred on or after the Close of Business on any day, it shall instead be deemed to have occurred on the immediately following Business Day; and provided further that the Exercise Date shall be the first Business Day on which all of (a), (b) and, if applicable (c) above have occurred, as determined by the Company in consultation with the Warrant Agent. The Cash Exercise Stakeholder Warrants may not be exercised on a cashless basis.

4.4.2 Cashless Exercise of Net Settle Stakeholder Warrants. The Net Settle Stakeholder Warrants may only be exercised on a cashless basis. Upon a “cashless exercise” of Net Settle Stakeholder Warrants, the Holder of such Net Settle Stakeholder Warrants shall be entitled to receive a number of Warrant Shares equal to the greater of (x) zero and (y) the quotient obtained by dividing [(A-B) * (C)] by (A), where:

(A)	=	the arithmetic average of the VWAPs for the five consecutive Trading Days ending on the Trading Day immediately preceding the Exercise Date;
(B)	=	the Implied Per Share Exercise Price; and
(C)	=	the product of (x) the number of Net Settle Stakeholder Warrants so exercised and (y) the Warrant Exercise Rate.

Upon receipt of a Cashless Exercise Notice, the Warrant Agent will promptly deliver a copy of the Cashless Exercise Notice to the Company to confirm the number of Warrant Shares issuable in connection with the cashless exercise. The Company shall calculate and transmit to the Warrant Agent in a written notice, and the Warrant Agent shall have no duty, responsibility or obligation under this section to calculate, the number of Warrant Shares issuable in connection with any cashless exercise. The Warrant Agent shall be entitled to rely conclusively on any such written notice provided by the Company, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with such written instructions or pursuant to this Agreement.

4.4.3 In the case of a Global Warrant, any Person with a beneficial interest in such Global Warrant shall effect compliance with the requirements in Section 4.4.1(a), (b) and, if applicable, (c) above through the relevant Agent Member in accordance with the procedures of the Depositary.

4.4.4 If the purported Exercise Date of any Warrants is or is deemed to be after the applicable Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants.

4.4.5 In the case of a Global Warrant, whenever some but not all of the Warrants represented by such Global Warrant are exercised in accordance with the terms thereof and of this Agreement, such Global Warrant shall be surrendered by the Holder to the Warrant Agent, which shall cause an adjustment to be made to such Global Warrant so that the number of Warrants represented thereby will be equal to the number of Warrants theretofore represented by such Global Warrant less the number of Warrants then exercised. The Warrant Agent shall thereafter promptly return such Global Warrant to the Holder or its nominee or custodian.

4.4.6 In the case of a Definitive Warrant or Book-Entry Warrant, whenever some but not all of the Warrants represented by such Definitive Warrant or Book-Entry Warrant are exercised in accordance with the terms thereof and of this Agreement, the Holder shall be entitled, at the request of the Holder, to receive from the Company within a reasonable time, and in any event not exceeding ten (10) Business Days, a new Definitive Warrant or book-entry statement in substantially identical form for the number of Warrants equal to the number of Warrants theretofore represented by such Definitive Warrant or book-entry statement less the number of Warrants then exercised.

4.4.7 If a Warrant Certificate shall have been exercised in full, the Warrant Agent shall promptly cancel such certificate following its receipt from the Holder or the Depositary, as applicable.

4.4.8 If a Shelf Registration Statement is not effective at any time or from time to time for any reason, the right to exercise Cash Exercise Stakeholder Warrants shall be automatically suspended until such Shelf Registration Statement becomes effective as specified in Section 6.1.

4.5 Issuance of Warrant Shares.

4.5.1 Subject to Section 4.2.1, upon any exercise of Warrants in compliance with this Agreement, the Company shall issue and cause the transfer agent for the Common Stock (the “Stock Transfer Agent,” which may be the Warrant Agent) to cause to be registered in the Company’s register of shareholders via the direct registration system a number of full Warrant Shares so purchased upon the exercise of such Warrants (determined in accordance with Section 3.06) or Units of Reference Property to which it is entitled, registered or otherwise, to the Holder or Holders entitled to receive the same or upon the written order of the Holder(s) in such name or names as the Holder(s) may designate (including any depositary institution so designated by a Holder). In no event shall the Company have the right or obligation or be required to settle the exercise of Warrants through delivery of cash in lieu of Common Stock.

4.5.2 Such Warrant Shares or Units of Reference Property shall be delivered after the applicable Exercise Date on the transfer agent’s standard turnaround time.

4.5.3 The Company hereby instructs the Warrant Agent to record the cost basis for the newly issued shares as the sum of (x) the Implied Per Share Exercise Price plus (y) the Holder’s cost basis in the exercised Warrant, if any, which the Warrant Agent shall request of the Holder, if necessary.

4.5.4 The Agent Member’s or the Company’s determination of the number of shares of Common Stock to be issued on any exercise of Global Warrants and the validity of such exercise, pursuant to this Agreement, shall govern, and the Warrant Agent shall have no duty or obligation to investigate or confirm whether such determinations are accurate or correct, except with respect to the exercise of Cash Exercise Stakeholder Warrants represented through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures.

4.5.5 The Person in whose name any shares of Common Stock shall be issuable upon exercise of a Warrant shall be treated as a stockholder of record of such shares as of the Close of Business on the relevant Exercise Date. Upon the exercise of any Warrants, such Person shall no longer be a Holder of such Warrants as of the Close of Business on the relevant Exercise Date.

4.5.6 Fractional Warrant Shares. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants or pay cash in lieu thereof. The number of full shares of Common Stock that shall be issuable upon an exercise of the Cash Exercise Stakeholder Warrants or Net Settle Stakeholder Warrants, as applicable, by a Holder at any time shall be computed on the basis of the aggregate number of shares of Common Stock which may be purchased pursuant to the Cash Exercise Stakeholder Warrants or the Net Settle Stakeholder Warrants, as applicable, being exercised by that Holder pursuant to any one Exercise Notice. If any fraction of a share of Common Stock would be issuable upon the exercise of to the Cash Exercise Stakeholder Warrants or the Net Settle Stakeholder Warrants, as applicable, the total number of shares of Common Stock to be issued to the relevant Holder shall be rounded down to the nearest Whole Number and no cash or other adjustment will be made in lieu of the fraction of a share so rounded down.

4.5.7 Reservation of Warrant Shares.

(a) The Company shall at all times keep reserved out of its authorized Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The Company will keep a copy of this Agreement on file with the Stock Transfer Agent and will furnish to such Stock Transfer Agent a copy of all notices of adjustments (and certificates related thereto) transmitted to each Holder.

(b) The Company covenants that all Warrant Shares that may be issued upon proper exercise of Warrants (including, if applicable, payment of the Exercise Price) shall, upon issue, be fully paid, nonassessable and free of preemptive rights.

(c) The Company shall provide to the Warrant Agent opinions of counsel on or prior to the date hereof which shall state that (i) no registration of the issuance of Warrants or the issuance of Warrant Shares issuable upon the exercise of the Net Settle Stakeholder Warrants is required and (ii) the Warrants and the Warrant Shares are validly issued, fully paid and non-assessable.

4.5.8 Beneficial Ownership Limitation.

(a) The Company shall not give effect to any exercise of the Warrants, and a Holder shall not have the right to exercise any Warrants, pursuant to Section 4 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of the Warrants with respect to which such determination is being made, but shall exclude the number of shares of Common Stock (a) which would be issuable upon exercise of the remaining, non-exercised Warrants beneficially owned by that Holder or any of its Affiliates or Attribution Parties and (b) which would be issuable upon exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4.5.8, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rule and regulations promulgated thereunder (the “Exchange Act”), it being acknowledged by the Holder that none of the Warrant Agent, the Depositary, or the Company is representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder or beneficial owner is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 4.5.8 applies, the determination of whether a Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of an Exercise Notice shall be deemed to be the Holder’s determination of whether such Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and how many Warrants are exercisable, and neither the Warrant Agent, nor the Depositary, nor the Company shall have any obligation to verify or confirm the accuracy of such determination and none of them shall have any liability for any error made by the Holder or any other Person. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(b) For purposes of this Section 4.5.8, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written request of a Holder, the Company shall within one Trading Day confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. Notwithstanding anything to the contrary herein, any Holder (or beneficial owner) that has beneficial ownership as calculated pursuant to Section 13(d) of the Exchange Act and the rules and regulations thereunder of greater than 9.99% of the common stock (excluding any shares of common stock that may be deemed to be beneficially owned as a result of the Warrants) on the Issuance Date shall not be subject to the Beneficial Ownership Limitation.

(c) The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of Warrants. The Holder or a beneficial owner of Warrants, upon notice to the Company, may waive the Beneficial Ownership Limitation provisions of this Section 4.5.8 by delivery of a notice of waiver in substantially the form of Annex C hereto to the Corporate Secretary, Altisource Portfolio Solutions S.A., 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg. Any waiver of the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4.5.8 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 4.5.8 shall apply to a successor holder of this Warrant Certificate with respect to itself and its Attribution Parties. To the extent that this Warrant Certificate is not exercisable as a result of the Holder’s Beneficial Ownership Limitation, no alternate consideration is owing to the Holder.

(d) Notwithstanding any other provision of this Agreement, any exercise of Warrants contrary to this Section 4.5.8 shall be void ab initio to the extent of such violation.

5. Adjustment and Notice Provisions.

5.1 Adjustments.

5.1.1 Stock Dividends, Splits, Subdivisions, Reclassifications and Combinations. If the Company shall (i) exclusively issue shares of Common Stock to all or substantially all holders of Common Stock as a dividend or distribution on shares of the Common Stock, (ii) subdivide or reclassify the issued and outstanding shares of Common Stock into a greater number of shares, or (iii) combine, consolidate or reclassify the issued and outstanding shares of Common Stock into a smaller number of shares, then the Warrant Exercise Rate shall be adjusted based on the following formula:

WER1 = WER0 × (OS1 ÷ OS0)

where:

WER1 =	the Warrant Exercise Rate in effect at the open of business on the Ex-Date for such dividend or distribution, or at the open of business on the effective date of such subdivision, combination, consolidation or reclassification, as applicable;

WER0 =	the Warrant Exercise Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution, or immediately prior to open of business on the effective date of such subdivision, combination, consolidation or reclassification, as applicable;

OS1=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, subdivision, combination, consolidation or reclassification, as applicable;

OS0=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Date for such dividend or distribution or immediately prior to the open of business on the effective date of such subdivision, combination, consolidation or reclassification, as applicable (before giving effect to any such dividend, distribution, or subdivision, consolidation, combination or reclassification, as applicable);

Any adjustment made under this Section 5.1 shall become effective at the open of business on such Ex-Date for such dividend or distribution, or at the open of business on the effective date for such subdivision, consolidation, combination or reclassification, as applicable. If an adjustment to the Warrant Exercise Rate is made in respect of any dividend or distribution, subdivision, consolidation, combination or reclassification of the type described in this this Section 5.1 but such dividend or distribution, subdivision, consolidation, combination or reclassification is not so paid or made, the Warrant Exercise Rate shall be readjusted, effective as of the date the Board determines not to pay or make such dividend or distribution, subdivision, consolidation, combination or reclassification, to the Warrant Exercise Rate that would then be in effect at such time had no such adjustment been made.

5.1.2 Rights Issues. If the Company at any time while Warrants are outstanding, issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than forty-five (45) calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the period of ten (10) consecutive Trading Days immediately preceding the date of announcement of such issuance, the Warrant Exercise Rate shall be increased based on the following formula:

WER1 = WER0 × ((OS0 + X) ÷ (OS0 + Y))

where:

WER1 =	the Warrant Exercise Rate in effect at the open of business on the Ex-Date for such issuance;

WER0 =	the Warrant Exercise Rate in effect immediately prior to the open of business on the Ex-Date for such issuance;

OS0=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Date for such issuance;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the period of 10 consecutive Trading Days immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any adjustment to the Warrant Exercise Rate made under this Section 5.1.2 shall be made whenever any such rights, options or warrants are issued and shall become effective at the open of business on the Ex-Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Warrant Exercise Rate shall be decreased to the Warrant Exercise Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If an adjustment to the Warrant Exercise Rate is made in respect of any such issuance of rights, options or warrants but such rights, options or warrants are not so issued, the Warrant Exercise Rate shall be readjusted, effective as of the date the Board determines not to issue such rights, options or warrants, to the Warrant Exercise Rate that would then be in effect at such time had no such adjustment been made.

For purposes of this Section 5.1.2, in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at less than such arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the period of 10 consecutive Trading Days immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board.

5.1.3 Other Distributions and Spin-Offs.

(a) Distributions Other than Spin-Offs. If the Company makes a distribution to all or substantially all holders of its Common Stock, of its Capital Stock, evidences of indebtedness, other assets or property of the Company, or rights, options or warrants to acquire its Capital Stock or other securities, excluding:

(i) any dividends, distributions or issuances described in Sections 5.1.1 and 5.1.2 above;

(ii) any dividends or distributions paid exclusively in cash described in Section 5.1.4 below;

(iii) any dividends or distributions in connection with a Business Combination, reclassification, change, consolidation conveyance, transfer, sale, lease or other disposition resulting in the change in the securities or property receivable upon the exercise of a warrant as described in Section 5.3;

(iv) any rights issued pursuant to a shareholders’ rights plan adopted by the Company, other than as described in clause 5.1.5; and

(v) any Spin-Offs described below in Section 5.1.3(b),

then the Warrant Exercise Rate shall be increased based on the following formula:

WER1 = WER0 × (SP0 ÷ (SP0 - FMV))

where:

WER1 =	the Warrant Exercise Rate in effect at the open of business on the Ex-Date for such distribution;

WER0 =	the Warrant Exercise Rate in effect immediately prior to the open of business on the Ex-Date for such issuance;

SP0=	the arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the period of ten consecutive Trading Days immediately preceding the Ex-Date for such distribution; and

FMV =	the Fair Market Value, as of the open of business on the Ex-Date for such distribution, of the shares of Capital Stock, evidences of indebtedness, assets or property of the Company, cash, rights or warrants distributed with respect to each outstanding share of Common Stock.

Notwithstanding the forgoing, in the event the calculation of SP0 – FMV results in zero or a negative number, the value of SP0 – FMV shall be deemed to be $0.01. Any adjustment to the Warrant Exercise Rate under this Section 5.1.3(a) shall become effective at the open of business on the Ex-Date for such distribution.

(b) Spin-Offs. With respect to an adjustment pursuant to this Section 5.1.3 where there has been a payment of a dividend or other distribution by the Company to all or substantially all holders of its Common Stock in shares of Capital Stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Company that will be, upon distribution, listed or quoted on a U.S. national or regional securities exchange (a “Spin-Off”), then the Warrant Exercise Rate shall be increased based on the following formula:

WER1 = WER0 × (( FMV + SP0) ÷ SP0)

where:

WER1 =	the Warrant Exercise Rate in effect at the open of business on the Ex-Date of the Spin-Off;

WER0 =	the Warrant Exercise Rate in effect immediately prior to the open of business on the Ex-Date of the Spin-Off;

FMV =	the arithmetic average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock on each day which is a Trading Day for both the Common Stock and the Capital Stock or similar equity interest so distributed (each, a “Valuation Trading Day”) comprised in the period of ten consecutive Valuation Trading Days commencing on the Ex-Date for such Spin-Off (or, if such Ex-Date is not a Valuation Trading Day, commencing on the immediately following Valuation Trading Day) (such period, the “Valuation Period”); and

SP0 =	the arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the Valuation Period.

Any adjustment to the Warrant Exercise Rate under this Section (b) shall be made immediately after the Close of Business on the last day of the Valuation Period, but shall become effective at the open of business on the Ex-Date for the Spin-Off, subject to Section 5.2.2.

If an adjustment to the Warrant Exercise Rate is made in respect of any distribution of the type described in this Section 5.1.3 but such distribution is not so made, the Warrant Exercise Rate shall be readjusted, effective as of the date the Board determines not to make such distribution, to the Warrant Exercise Rate that would then be in effect at such time had no such adjustment been made.

5.1.4 Cash Dividends or Distributions. If any cash dividend or distribution is paid to all or substantially all holders of Common Stock, then the Warrant Exercise Rate shall be increased based on the following formula:

WER1 = WER0 × (SP0 ÷ (SP0 – C))

where:

WER1 =	the Warrant Exercise Rate in effect at the open of business on the Ex-Date for such dividend or distribution; and

WER0 =	the Warrant Exercise Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution;

SP0 =	the arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the period of ten consecutive Trading Days immediately preceding the Ex-Date for such dividend or distribution; and

C =	the amount in cash per share the Company distributes to holders of the Common Stock.

Notwithstanding the forgoing, in the event the calculation of SP0 – C results in zero or a negative number, the value of SP0 – C shall be deemed to be $0.01. Any adjustment to the Warrant Exercise Rate made under this Section 5.1.4 shall become effective at the open of business on the Ex-Date for such dividend or distribution. If an adjustment to the Warrant Exercise Rate is made in respect of any dividend or distribution of the type described in this Section 5.1.4 but such dividend or distribution is not so paid, the Warrant Exercise Rate shall be readjusted, effective as of the date the Board determines not to pay such dividend or distribution, to the Warrant Exercise Rate that would then be in effect at such time had no such adjustment been made.

5.1.5 Shareholder Rights Plan. If the Company has a shareholder rights plan in effect upon the Exercise Date of a Warrant, each share of Common Stock, if any, issued upon such exercise shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such exercise shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. However, if, prior to any exercise, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights plan so that the Holders of Warrants would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon exercise, the Warrant Exercise Rate shall be adjusted at the time of separation as if the Company had made a distribution to all holders of its Common Stock as provided in Section 5.1.3(a), subject to readjustment in the event of the expiration, termination or redemption of such rights.

5.2 Calculation of Adjustments; Timing of Issuance of Additional Warrant Shares Upon Certain Adjustments; Adjustment Rules.

5.2.1 All adjustments to the Warrant Exercise Rate under Section 5.1 shall be made by the Company to the nearest whole multiple of 0.00001 (with 0.000005 being rounded upwards) of a share of Common Stock.

5.2.2 Notwithstanding anything to the contrary in this Agreement or the Warrants, (i) if the provisions of the Warrant Agreement shall require that an adjustment be made to the Warrant Exercise Rate in respect of any distribution or other relevant event, and the shares of common stock issuable in respect of any exercise are entitled to participate in such distribution or other relevant event, such adjustment shall not be given effect for the purpose of such exercise of Warrants and (ii) if the Exercise Date in respect of any exercise of Warrants falls on or after the Ex-Date for any Spin-Off and on or before the last day of the relevant Valuation Period, delivery of the shares of Common Stock issuable (or amount of cash payable, as applicable) pursuant to such exercise shall occur as soon as practicable after the last day of such Valuation Period.

5.2.3 Any adjustments pursuant to Section 5.1 shall be made successively whenever an event referred to therein shall occur. Notwithstanding anything to the contrary in this Agreement or the Warrants, if an adjustment to the Warrant Exercise Rate made under Section 5.1 would reduce the Implied Per Share Exercise Price in effect on the date on which such adjustment becomes effective to an amount below the par value of the Common Stock, then such adjustment to the Warrant Exercise Rate shall instead increase (or, where applicable, maintain) the Warrant Exercise Rate rounded to such whole multiple of 0.00001 share of Common Stock which is such that the Implied Per Share Exercise Price in effect at such time such adjustment becomes effective is equal to the par value of the Common Stock (or, if no such Warrant Exercise Rate is capable of being so determined, most nearly equal to (but greater than) the par value of the Common Stock).

5.3 Business Combinations and Reorganizations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 5.1.1), the Holder’s right to receive Warrant Shares upon exercise of a Warrant shall be converted into the right to exercise a Warrant to acquire, per each Warrant, the number of shares or other securities or property (including cash) that a number of shares of Common Stock equal to the Warrant Exercise Rate (in effect at the time of such Business Combination or reclassification) immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification (the amount of such shares, other securities or property in respect of a share of Common Stock being herein referred to as a (“Unit of Reference Property”); and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be achievable, to the Holder’s right to exercise such Warrant in exchange for a Unit of Reference Property pursuant to this paragraph. If the Business Combination causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then the composition of the Unit of Reference Property into which the Warrants will be exercisable shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock. The Company shall cause any successor entity in a Business Combination in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Agreement. Upon the occurrence of any such Business Combination, the Successor Entity shall succeed to, and be substituted for (so that, from and after the date of such Business Combination, the provisions of this Agreement referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Agreement and the Warrants.

5.4 Notice of Adjustments. Whenever any adjustment is made pursuant to this Section 5, the Company shall cause notice of such adjustment to be delivered to the Warrant Agent as soon as practicable following the effective date of such adjustment, such notice to include in reasonable detail (i) the reason for the adjustment, (ii) the computation of any adjustments, and (iii) the new or amended exercise terms, including, as applicable, the adjusted Warrant Exercise Rate (or the number of shares or the Units of Reference Property purchasable upon exercise of each Warrant) and the Implied Per Share Exercise Price. The calculations, adjustments and determinations included in the Company’s notice shall, absent manifest error, be final and binding on the Company, the Warrant Agent and the Holders. The Warrant Agent shall be entitled to rely on such notice and any adjustment therein contained and the Warrant Agent shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such notice. The Warrant Agent shall have no obligation under any section of this Agreement to determine whether an adjustment is required or to calculate any of the adjustments set forth herein. The Company shall provide notice to holders of the Warrant of any such adjustment by press release. The Warrant Agent shall as soon as practicable after receipt of such notice from the Company (which notice must specifically direct the Warrant Agent to perform delivery) cause a similar notice to be delivered to the Depositary pursuant to the customary procedures of the Depositary.

5.5 Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Section 5, and Warrant Certificates issued after such adjustment may state the same Warrant Exercise Rate as are stated in any Warrant Certificates issued prior to such adjustment. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed. For the avoidance of doubt, no change to the Warrant Certificate or this Agreement as a result of an adjustment pursuant to this Section 5 shall require the consent of the Holders of the Warrants or the Warrant Agent.

5.6 Amendments.

5.6.1 The Company and the Warrant Agent, without the consent of the Holders, may from time to time and at any time amend this Agreement and/or the Warrant Certificate for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to provide for the assumption by a successor company in any Business Combination;

(c) to postpone the applicable Expiration Date;

(d) to decrease the Exercise Price or increase the Warrant Exercise Rate;

(e) to provide that the Cash Exercise Stakeholder Warrants may, at the option of the Holder, be exercised on a cashless basis consistent with Section 4.4.2;

(f) to provide that the Net Settle Stakeholder Warrants may, at the option of the Holder, be exercised on a cash basis consistent with Section 4.4.1(c);

(g) to facilitate the exercise of Net Settle Stakeholder Warrants pursuant to Section 3(a)(9) of the Securities Act;

(h) to make any change that does not adversely affect the rights of any Holder in any material respect;

(i) to provide for a successor Warrant Agent;

(j) in connection with any Business Combination, to provide that the Warrants are exercisable for Units of Reference Property;

(k) to appoint a calculation agent; or

(l) to conform the provisions of this Agreement or the Warrant Certificate to the “Description of the Warrants” section of the prospectus relating to the issuance and sale of shares of Common Stock upon exercise of the Warrants.

Any amendment authorized by the provisions of this Section 5.6.1 may be executed by the Company and the Warrant Agent without the consent of the Holders of any of the Warrants at the time outstanding, notwithstanding any of the provisions of Section 5.6.2. The Warrant Agent shall not unreasonably refuse to execute any such amendment proposed by the Company.

5.6.2 With the written consent of the Holders of a majority of the then outstanding:

(a) Cash Exercise Stakeholder Warrants, the Company may from time to time amend this Agreement and/or the Warrant Certificate in a manner that has a material adverse effect on the interests of any of the Holders of the Cash Exercise Stakeholder Warrant; and

(b) Net Settle Stakeholder Warrants, the Company may from time to time amend this Agreement and/or the Warrant Certificate in a manner that has a material adverse effect on the interests of any of the Holders of the Net Settle Stakeholder Warrants; and.

In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, only Warrants outstanding at the time shall be considered in any such determination, and Warrants known to the Warrant Agent to be owned by the Company shall be disregarded and deemed not to be outstanding for such purpose. The Company or the Warrant Agent may set a Record Date for any such direction, waiver or consent and only the Holders as of such Record Date shall be entitled to make or give such direction, waiver or consent.

5.6.3 No supplement or amendment to this Agreement or any Warrant Certificate pursuant to Section 5.6 shall be effective unless duly executed by the Warrant Agent and the Company. As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized Officer of the Company that states that the proposed amendment is in compliance with the terms of Section 5.6. Notwithstanding anything in this Agreement to the contrary, the Warrant Agent may, but shall not be obligated to, enter into any supplement or amendment that adversely affects the Warrant Agent’s own rights, duties, immunities or obligations under this Agreement.

5.6.4 The Company shall provide reasonable notice to the Holders via press release or Form 8-K filing of any amendment to this Agreement or the Warrant Certificate pursuant to this Section 5.6.4. The Company shall also provide notice thereof to the Warrant Agent. The Warrant Agent shall as soon as practicable after receipt of such notice from the Company (which notice must specifically direct the Warrant Agent to perform delivery) cause a similar notice to be delivered to the Depositary pursuant to the customary procedures of the Depositary. Upon the execution of any amendment of this Agreement or the Warrant Certificate pursuant to the provisions of this Section 5.6, this Agreement and/or the Warrant Certificate shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under Agreement of the Company, the Warrant Agent and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such amendment shall be and be deemed to be part of the terms and conditions of this Agreement and the Warrant Certificate for any and all purposes.

6. Registration of Warrant Shares.

6.1 Effectiveness of Registration Statement. The Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to be filed as promptly as reasonably practicable after the date hereof, covering the issuance of Warrant Shares to the Holders upon exercise of the Warrants by the Holders thereof to (i) become effective as promptly as reasonably practicable after the date of this Agreement and (ii) remain effective until the earlier of (x) such time as all Cash Exercise Stakeholder Warrants have been exercised and (y) the Cash Exercise Warrant Expiration Date Expiration Date. To the extent the Company is no longer required to keep the Shelf Registration Statement effective because all Cash Exercise Stakeholder Warrants have been exercised or the Cash Exercise Warrant Expiration Date has passed, it shall use commercially reasonable efforts to permit the Net Settle Stakeholder Warrants to be exercised pursuant to the exemption from the registration provisions of the Securities Act contained in Section 3(a)(9) of the Securities Act. The Company shall promptly inform the Warrant Agent of any change in the status of the effectiveness or availability of the Shelf Registration Statement. For the avoidance of doubt, no Warrants shall be exercisable at any time until a Shelf Registration Statement becomes effective. If a Shelf Registration Statement is not effective at any time or from time to time for any reason, the right to exercise Warrants shall be automatically suspended until such Shelf Registration Statement becomes effective (any such period, an “Exercise Suspension Period”); provided, however, that the Company shall use commercially reasonable efforts to allow Holders to exercise Net Settle Stakeholder Warrants under Section 3(a)(9) of the Securities Act at any time a registration statement is not available for the cashless exercise of Net Settle Stakeholder Warrants. As promptly as practicable upon the occurrence of an Exercise Suspension Period, the Company shall provide notice by press release, with a copy to the Warrant Agent, of such Exercise Suspension Period. The Warrant Agent shall as soon as practicable after receipt of such notice from the Company (which notice must specifically direct the Warrant Agent to perform delivery) cause a similar notice to be delivered to the Depositary pursuant to the customary procedures of the Depositary. Notwithstanding anything to the contrary in this Agreement, if the Cash Exercise Warrant Expiration Date would otherwise fall in an Exercise Suspension Period, the Cash Exercise Warrant Expiration Date, shall be extended by the number of days comprised in such Exercise Suspension Period.

6.2 Suspension. The Company shall be entitled to suspend the availability of the Shelf Registration Statement from time to time if the Board of Directors determines in the exercise of its reasonable judgment that such suspension is necessary and provides notice via press release that such determination was made to the Warrant Agent and Holders of the Warrants (provided that upon request by the Company, the Warrant Agent will deliver a copy of such notice to the Depositary pursuant to the customary procedures of the Depositary); provided, however, that (i) if the Company exercises such right in the fifteen (15) consecutive-day period ending on and including the date on which the Cash Exercise Warrant Expiration Date would otherwise fall, the Cash Exercise Warrant Expiration Date shall be delayed by the number of days during such period for which the availability of the Shelf Registration Statement was suspended and (ii) in no event shall the Company be required to disclose the business purpose for such suspension if the Company determines in good faith that such business purpose must remain confidential.

6.3 Blue Sky. The Company shall use commercially reasonable efforts to register or qualify the Warrant Shares under all applicable securities laws, blue sky laws or similar laws of all jurisdictions in the United States in which any Holder may or may be deemed to purchase Warrant Shares upon the exercise of Warrants and shall use commercially reasonable efforts to maintain such registration or qualification for so long as it is required to cause the Shelf Registration Statement to remain effective under the Securities Act pursuant to Section 6.1; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction in which it would not otherwise be required to qualify but for this Section 6.3 or to take any action that would subject it to general service of process or to taxation in any such jurisdiction in which it is not then so subject.

6.4 Expenses. Subject to Section 3.4.3(c), all expenses incident to the Company’s performance of or compliance with its obligations under this Section 6 relating to the registration of the Warrant Shares will be borne by the Company, including without limitation: (i) all Commission, stock exchange or Financial Industry Regulatory Authority registration and filing fees, (ii) all fees and expenses incurred by the Company in connection with the compliance with state securities or blue sky laws, (iii) all expenses of any Persons incurred by or on behalf of the Company with the prior written consent of the Company in preparing or assisting in preparing, printing and distributing the Shelf Registration Statement or any other registration statement, prospectus, any amendments or supplements thereto and other documents relating to the performance of and compliance with this Section 6, (iv) the fees and disbursements of counsel for the Company and (v) the fees and disbursements of the independent public accountants of the Company.

7. Concerning the Warrant Agent and Other Matters.

7.1 Any instructions given to the Warrant Agent orally, as permitted by any provision of this Agreement, shall be confirmed in writing by the Company as soon as practicable. The Warrant Agent shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section 7.1.

7.2 Whether or not any Warrants are exercised, for the Warrant Agent’s services as agent for the Company hereunder, the Company shall pay to the Warrant Agent such fees as may be separately agreed between the Company and Warrant Agent and the Warrant Agent’s out of pocket expenses in connection with this Agreement, including, without limitation, the reasonable fees and expenses of the Warrant Agent’s counsel. While the Warrant Agent endeavors to maintain out-of-pocket charges (both internal and external) at competitive rates, these charges may not reflect actual out-of-pocket costs, and may include handling charges to cover internal processing and use of the Warrant Agent’s billing systems. All amounts owed by the Company to the Warrant Agent under this Agreement are due within thirty (30) days of the Company’s receipt of an invoice. Delinquent payments are subject to a late payment charge of one and one-half percent (1.5%) per month commencing 45 days from the invoice date. The Company agrees to reimburse the Warrant Agent for any reasonable attorney’s fees and any other costs associated with collecting delinquent payments. No provision of this Agreement shall require Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement or in the exercise of its rights.

7.3 As agent for the Company hereunder the Warrant Agent: (a) shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by the Warrant Agent and the Company; (b) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of the Warrants or any Warrant Shares; (c) shall not be obligated to take any legal action hereunder; if, however, the Warrant Agent determines to take any legal action hereunder, and where the taking of such action might, in its judgment, subject or expose it to any expense or liability it shall not be required to act unless it has been furnished with an indemnity reasonably satisfactory to it; (d) may rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to the Warrant Agent and believed by it to be genuine and to have been signed by the proper party or parties; (e) shall not be liable or responsible for any recital or statement contained in the Registration Statement or any other documents relating thereto; (f) shall not be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations relating to the Warrants, including without limitation obligations under applicable securities laws; (g) may rely on and shall be fully authorized and protected in acting or failing to act upon the written, telephonic or oral instructions with respect to any matter relating to its duties as Warrant Agent covered by this Agreement (or supplementing or qualifying any such actions) of officers of the Company, and is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Company or counsel to the Company, and may apply to the Company, for advice or instructions in connection with the Warrant Agent’s duties hereunder, and the Warrant Agent shall not be liable for any delay in acting while waiting for those instructions; any applications by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective; the Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five business days after the date such application is sent to the Company, unless the Company shall have consented in writing to any earlier date) unless prior to taking any such action, the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted; (h) may consult with counsel satisfactory to the Warrant Agent, including its in-house counsel, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with the advice of such counsel; (i) may perform any of its duties hereunder either directly or by or through nominees, correspondents, designees, or subagents, and it shall not be liable or responsible for any misconduct or negligence on the part of any nominee, correspondent, designee, or subagent appointed with reasonable care by it in connection with this Agreement; (j) is not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any Person; and (k) shall not be required hereunder to comply with the laws or regulations of any country other than the United States of America or any political subdivision thereof.

7.4 Liability of Warrant Agent.

7.4.1 In the absence of gross negligence or willful or illegal misconduct on its part, the Warrant Agent shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. Anything in this Agreement to the contrary notwithstanding, in no event shall Warrant Agent be liable for special, indirect, incidental, consequential or punitive losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the possibility of such losses or damages and regardless of the form of action. Any liability of the Warrant Agent will be limited in the aggregate to the amount of fees paid by the Company hereunder. The Warrant Agent shall not be liable for any failures, delays or losses, arising directly or indirectly out of conditions beyond its reasonable control including, but not limited to, acts of government, exchange or market ruling, suspension of trading, work stoppages or labor disputes, fires, civil disobedience, riots, rebellions, storms, electrical or mechanical failure, computer hardware or software failure, communications facilities failures including telephone failure, war, terrorism, insurrection, earthquakes, floods, acts of God or similar occurrences.

7.4.2 In the event any question or dispute arises with respect to the proper interpretation of the Warrants or the Warrant Agent’s duties under this Agreement or the rights of the Company or of any Holder, the Warrant Agent shall not be required to act and shall not be held liable or responsible for its refusal to act until the question or dispute has been judicially settled (and, if appropriate, it may file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all Persons interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to Warrant Agent and executed by the Company and each such Holder. In addition, the Warrant Agent may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the Holders and all other Persons that may have an interest in the settlement.

7.5 Indemnity. The Company covenants to indemnify the Warrant Agent and hold it harmless from and against any loss, liability, claim or expense (“Loss”) arising out of or in connection with the Warrant Agent’s duties under this Agreement, including the costs and expenses of defending itself against any Loss, unless such Loss shall have been determined by a court of competent jurisdiction to be a result of the Warrant Agent’s gross negligence or willful misconduct.

7.6 Termination. Unless terminated earlier by the parties hereto, this Agreement shall terminate 90 days after the earlier of the latest applicable Expiration Date and the date on which no Warrants remain outstanding (the “Termination Date”). On the business day following the Termination Date, the Agent shall deliver to the Company any entitlements, if any, held by the Warrant Agent under this Agreement. The Agent’s right to be reimbursed for fees, charges and out-of-pocket expenses as provided in this Section 7 shall survive the termination of this Agreement.

7.7 Representations of the Company. The Company represents and warrants that: (a) it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation or formation; (b) the issuance of the Warrants and the execution, delivery and performance of all transactions contemplated thereby (including this Agreement) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the articles of association, bylaws or any similar document of the Company or any indenture, agreement or instrument to which it is a party or is bound; (c) this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company; (d) the Warrants will comply in all material respects with all applicable requirements of law; and (e) to the best of its knowledge, there is no litigation pending or threatened as of the date hereof in connection with the issuance of the Warrants.

7.8 Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Warrant Shares upon the exercise of Warrants, but the Company may, pursuant to the terms of the Warrant, require a Holder to pay any transfer taxes in respect of the Warrants or such Warrant Shares imposed as a result of such Holder's request to register the Warrants in the name of, or deliver such Warrant Shares to, a Person other than such Holder. The Warrant Agent may refrain from registering any transfer of Warrants or any delivery of any Warrant Shares unless or until the Persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax or charge, if any, or shall have established to the reasonable satisfaction of the Company and the Warrant Agent that such tax or charge, if any, has been paid.

7.9 Resignation of Warrant Agent.

7.9.1 Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days’ notice in writing to the Company and the Holders of the Warrants, or such shorter period of time agreed to by the Company. The Company may terminate the services of the Warrant Agent, or any successor Warrant Agent, after giving thirty (30) days’ notice in writing to the Warrant Agent or successor Warrant Agent and the Holders of the Warrants, or such shorter period of time as agreed to by the Warrant Agent. If the office of the Warrant Agent becomes vacant by resignation, termination or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent, then the Warrant Agent or any Holder may apply to any court of competent jurisdiction for the appointment of a successor Warrant Agent at the Company’s cost. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent (but not including the initial Warrant Agent), whether appointed by the Company or by such court, shall be a Person organized and existing under the laws of any state of the United States of America, in good standing, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed, and except for executing and delivering documents as provided in the sentence that follows, the predecessor Warrant Agent shall have no further duties, obligations, responsibilities or liabilities hereunder, but shall be entitled to all rights that survive the termination of this Agreement and the resignation or removal of the Warrant Agent, including but not limited to its right to indemnity hereunder. If for any reason it becomes necessary or appropriate or at the request of the Company, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

7.9.2 Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

7.9.3 Merger or Consolidation of Warrant Agent. Any Person into which the Warrant Agent may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party or any Person succeeding to the shareowner services business of the Warrant Agent or any successor Warrant Agent shall be the successor Warrant Agent under this Agreement, without any further act or deed.

8. Miscellaneous.

8.1 Persons Benefiting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or any part hereof.

8.2 Rights of Holders. Holders of unexercised Warrants, as such, have no rights as shareholders and are not entitled to exercise any rights whatsoever as shareholders of the Company, including, but not limited to the rights to (i) receive dividends or other distributions, (ii) receive notice of or vote at any meeting of the shareholders, (iii) consent to any action of the shareholders, (iv) receive notice of any other proceedings of the Company or (v) exercise any preemptive right.

8.3 Warrant Agreement Controls over Shelf Registration Statement. In the event of inconsistency between this Agreement and the descriptions in the Shelf Registration Statement, as they may from time to time be amended, the terms of this Agreement shall control.

8.4 Authorized Representatives. Set forth in Annex D hereto is a list of the names and specimen signatures of the Persons authorized to act for the Company under this Agreement (the “Authorized Representatives”). The Company shall, from time to time, certify to you the names and signatures of any other Persons authorized to act for the Company under this Agreement.

8.5 Notices, Instructions, Communications.

8.5.1 Except as expressly set forth elsewhere in this Agreement, all notices, instructions and communications under this Agreement shall be in writing, shall be effective upon receipt and shall be addressed, if to the Company, at 33, Boulevard Prince Henri, Luxembourg City, Luxembourg L-1724, Attention: Corporate Secretary, E-mail: corporatesecretary@altisource.com, or, if to the Warrant Agent, to Equiniti Trust Company, LLC, 48 Wall Street, 22nd Floor, New York, New York 10005, Attention: Reorg Department - Warrants, E-mail: ReorgWarrants@equiniti.com or to such other address of which a party hereto has notified the other party.

8.5.2 Except for any notice which may be given by issuance of a press release pursuant to the terms of this Agreement, any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the Warrant Register, and shall be sufficiently given if so mailed within the time prescribed. Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is delivered in the manner provided above, it is duly given when sent, whether or not the addressee receives it.

8.5.3 Notwithstanding any other provision of this Agreement, where this Agreement provides for notice of any event to the Holders, such notice shall be sufficiently given to any Holder of a Warrant represented by a Global Warrant if given to the Depositary pursuant to the customary procedures of the Depositary.

8.5.4 Except for any notice which provides for a shorter period pursuant to the terms of this Agreement, any notice delivered pursuant to this Agreement that restricts the ability of a Holder to exercise its Warrant shall only be effective at least five (5) Business Days after the delivery of such notice.

8.5.5 Notwithstanding anything to the contrary herein, issuance by the Company of a press release in accordance with its customary procedures or as prescribed by this Agreement shall satisfy any requirement to provide public notice or notice in writing or by email under this Agreement (except for notices required to be delivered to the Warrant Agent).

8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. All actions and proceedings relating to or arising from, directly or indirectly, this Agreement may be litigated in courts located within the State of New York. The Company hereby submits to the personal jurisdiction of such courts and consents that any service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder. Each of the parties hereto hereby waives the right to a trial by jury in any action or proceeding arising out of or relating to this Agreement.

8.7 Assignment. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. This Agreement may not be assigned, or otherwise transferred, in whole or in part, by either party without the prior written consent of the other party, which the other party will not unreasonably withhold, condition or delay; except that (i) consent is not required for an assignment or delegation of duties by Warrant Agent to any Affiliate of Warrant Agent and (ii) any reorganization, merger, consolidation, sale of assets or other form of business combination by Warrant Agent or the Company shall not be deemed to constitute an assignment of this Agreement. All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors.

8.8 Examination of the Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent designated for such purpose for inspection by any Holder. Prior to such inspection, the Warrant Agent may require any such Holder to provide reasonable evidence of its interest in the Warrants.

8.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument. Counterparts may be delivered via facsimile, PDF, electronic mail (including any electronic signature covered by the U.S. federal ESIGN of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, including www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.10 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction; provided, however, that if such excluded provision shall materially and adversely affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.

8.11 Withholding Rights. In the event that the Company, the Warrant Agent or their agents determine that they are obligated to withhold or deduct any tax or other governmental charge under any applicable law on behalf of a Holder (whether upon the distribution of the Warrants under this Agreement, upon any adjustment made pursuant to Section 5, upon exercise or otherwise), the Company, the Warrant Agent or their agents shall be entitled, but not obligated, to deduct and withhold such amount by withholding a portion or all of the Warrants or Warrant Shares otherwise deliverable or by otherwise using any property (including, without limitation, Warrants, Warrant Shares or cash) that would otherwise be delivered to or is owned by such Holder, in each case in such amounts as they deem necessary to meet their withholding obligations, and shall also be entitled, but not obligated, to sell all or a portion of such withheld Warrants, Warrant Shares or such other property by public or private sale in such amounts and in such manner as they deem necessary and practicable to pay such taxes and charges. In such case, (i) the Company, the Warrant Agent or their agents, as applicable, shall remit to the applicable tax or other authority the required withholding amount or other charge, and (ii) any withheld amounts (and, if applicable in connection with adjustments pursuant to Section 5, other property), to the extent remitted to the applicable tax or other authority, shall be treated for all purposes of this Agreement as having been distributed to the Holders in respect of which such deduction and withholding was made.

8.12 Entire Agreement. This Agreement and the Warrant Certificates contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. Notwithstanding anything to the contrary contained in this Agreement, in the event of inconsistency between any provision in this Agreement and any provision in a Warrant Certificate, as it may from time to time be amended, the terms of this Agreement shall prevail.

8.13 Effect of Headings. The Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Warrant Agent Agreement has been duly executed by the parties hereto as of the day and year first above written.

THE COMPANY

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

By:
	Name:	William B. Shepro
	Title:	Chairman and Chief Executive Officer

WARRANT AGENT

EQUINITI TRUST COMPANY, LLC

By:
Name:
Title:

Annex A-1 - Form of Global Cash Exercise Stakeholder Warrant
Annex A-2 - Form of Global Net Settle Stakeholder Warrant
Annex B-I - Cash Exercise Stakeholder Warrant Exercise Notice
Annex B-II - Net Settle Stakeholder Warrant Exercise Notice

Annex C - Beneficial Ownership Limitation Waiver

Annex D - Authorized Representatives

ANNEX A-I
Form of Global Cash Exercise Stakeholder Warrant

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO BELOW.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
GLOBAL WARRANT CERTIFICATE
NOT EXERCISABLE AFTER APRIL 2, 2029

This certifies that the Person whose name and address appears below, or registered assigns, is the registered owner of the number of Cash Exercise Stakeholder Warrants set forth below. Each Cash Exercise Stakeholder Warrant entitles the holder thereof (the “Holder”), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Altisource Portfolio Solutions S.A., a public limited liability company (société anonyme) organized and established under the laws of the Grand Duchy of Luxembourg having its registered office at 33, Boulevard Prince Henri, L-1724 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies register (Registre de commerce et des sociétés, Luxembourg) under number B72391 (the “Company”), a number of shares of common stock, par value of $0.01 per share, of the Company (the “Common Stock”) equal to the Warrant Exercise Rate (which is initially 1.625) at an exercise price of $1.95 (the “Exercise Price”), as described in the Warrant Agreement. This Warrant Certificate shall terminate and become void as of the earlier of (y) 5:00 p.m., New York City time, on April 2, 2029 (the “Cash Exercise Warrant Expiration Date”) (unless such date is not a Business Day, in which case the Cash Exercise Warrant Expiration Date will be the next Business Day), subject to extension in accordance with the Warrant Agreement or (z) upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Cash Exercise Stakeholder Warrants shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

This Warrant Certificate is issued under and in accordance with a Warrant Agent Agreement, dated as of February [●], 2025 (the “Warrant Agreement”), by and between the Company and Equiniti Trust Company, LLC (the “Warrant Agent,” which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Cash Exercise Stakeholder Warrants. In the event of an inconsistency between the terms of this Warrant Certificate and the Warrant Agreement, the terms of the Warrant Agreement shall prevail. The Company shall amend any provisions of the Warrant Certificate in compliance with Section 5.6 of the Warrant Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent, 48 Wall Street, 22nd Floor, New York, New York 10005, Attention: Reorg Department - Warrants, E-mail: ReorgWarrants@equiniti.com.

Subject to the terms of the Warrant Agreement, the Cash Exercise Stakeholder Warrants may be exercised in whole or in part prior to Cash Exercise Warrant Expiration Date, on any Business Day (the “Exercise Date”), in accordance with Section 4.4 of the Warrant Agreement; provided, however, that no Cash Exercise Stakeholder Warrant shall be exercisable after the Cash Exercise Warrant Expiration Date.

If the date specified as the Exercise Date is not a Business Day, the Cash Exercise Stakeholder Warrants will be deemed to be received and exercised on the next succeeding Business Day. If a notice of Exercise of Cash Exercise Stakeholder Warrants is received or deemed to be received after Cash Exercise Warrant Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Cash Exercise Stakeholder Warrants.

Notwithstanding the foregoing, holders of Cash Exercise Stakeholder Warrants will be able to exercise their Cash Exercise Stakeholder Warrants only if the Shelf Registration Statement relating to the Warrant Shares issuable upon exercise of the Cash Exercise Stakeholder Warrants is effective and not subject to suspension pursuant to the Warrant Agreement and such securities are qualified for sale or exempt from qualification under the applicable securities laws of any relevant states or other jurisdictions.

Upon any partial exercise of the Cash Exercise Stakeholder Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate representing those Cash Exercise Stakeholder Warrants which were not exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Cash Exercise Stakeholder Warrants. No fractional Warrant Shares will be issued upon the exercise of the Cash Exercise Stakeholder Warrants. If any fraction of a Warrant Share would be issuable upon the exercise of Cash Exercise Stakeholder Warrants, the Company shall round down the total number of shares of Common Stock to be issued to the relevant Holder to the nearest Whole Number.

All Warrant Shares shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

The holder in whose name this Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

Holders of Cash Exercise Stakeholder Warrants do not have any rights as a stockholder with respect to the shares of Common Stock issuable upon exercise of the Cash Exercise Stakeholder Warrants prior to the time such Cash Exercise Stakeholder Warrants are validly exercised in accordance with all the terms and conditions of this Warrant Agreement, and the Exercise Price is paid.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Warrant Agent.

WITNESS the facsimile signature of a proper officer of the Company.

THE COMPANY

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

By:
	Name:	William B. Shepro
	Title:	Chairman and Chief Executive Officer

WARRANT AGENT

EQUINITI TRUST COMPANY, LLC

By:
Name:
Title:

PLEASE DETACH HERE
Certificate No.: 1	Number of Cash Exercise Stakeholder Warrants: [●]

CASH EXERCISE STAKEHOLDER WARRANT CUSIP NO.: [●]

EQUINITI TRUST COMPANY, LLC
Cede & Co.	By Mail:
48 Wall Street, 22nd Floor
New York, New York 10005
By hand or overnight courier:

ANNEX A-II
Form of Global Net Settle Stakeholder Warrant

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO BELOW.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
GLOBAL WARRANT CERTIFICATE
NOT EXERCISABLE AFTER APRIL 30, 2032

This certifies that the Person whose name and address appears below, or registered assigns, is the registered owner of the number of Net Settle Stakeholder Warrants set forth below. Each Net Settle Stakeholder Warrant entitles the holder thereof (the “Holder”), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Altisource Portfolio Solutions S.A., a public limited liability company (société anonyme) organized and established under the laws of the Grand Duchy of Luxembourg having its registered office at 33, Boulevard Prince Henri, L-1724 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies register (Registre de commerce et des sociétés, Luxembourg) under number B72391 (the “Company”), a number of shares of common stock, par value of $0.01 per share, of the Company (the “Common Stock”) equal to the Warrant Exercise Rate (which is initially 1.625) at an exercise price of $1.95 (the “Exercise Price”), as described in the Warrant Agreement. This Warrant Certificate shall terminate and become void as of the earlier of (y) 5:00 p.m., New York City time, on April 30, 2032 (the “Net Settle Warrant Expiration Date”) (unless such date is not a Business Day, in which case the Net Settle Warrant Expiration Date will be the next Business Day), subject to extension in accordance with the Warrant Agreement or (z) upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Net Settle Stakeholder Warrants shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

This Warrant Certificate is issued under and in accordance with a Warrant Agent Agreement, dated as of February [●], 2025 (the “Warrant Agreement”), by and between the Company and Equiniti Trust Company, LLC (the “Warrant Agent,” which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Net Settle Stakeholder Warrants. In the event of an inconsistency between the terms of this Warrant Certificate and the Warrant Agreement, the terms of the Warrant Agreement shall prevail. The Company shall amend any provisions of the Warrant Certificate in compliance with Section 5.6 of the Warrant Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent, 48 Wall Street, 22nd Floor, New York, New York 10005, Attention: Reorg Department - Warrants, E-mail: ReorgWarrants@equiniti.com.

Subject to the terms of the Warrant Agreement, the Net Settle Stakeholder Warrants may be exercised in whole or in part prior to Net Settle Warrant Expiration Date, on any Business Day (the “Exercise Date”), in accordance with Section 4.4 of the Warrant Agreement; provided, however, that no Net Settle Stakeholder Warrant shall be exercisable after the Net Settle Warrant Expiration Date.

If the date specified as the Exercise Date is not a Business Day, the Net Settle Stakeholder Warrants will be deemed to be received and exercised on the next succeeding Business Day. If a notice of Exercise of Net Settle Stakeholder Warrants is received or deemed to be received after Net Settle Warrant Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Net Settle Stakeholder Warrants.

Notwithstanding the foregoing, holders of Net Settle Stakeholder Warrants will be able to exercise their Net Settle Stakeholder Warrants only if the Warrant Shares issuable upon exercise of the Net Settle Stakeholder Warrants are qualified for sale or exempt from qualification under the applicable securities laws of any relevant states or other jurisdictions;

Upon any partial exercise of the Net Settle Stakeholder Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate representing those Net Settle Stakeholder Warrants which were not exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Net Settle Stakeholder Warrants. No fractional Warrant Shares will be issued upon the exercise of the Net Settle Stakeholder Warrants. If any fraction of a Warrant Share would be issuable upon the exercise of Net Settle Stakeholder Warrants, the Company shall round down the total number of shares of Common Stock to be issued to the relevant Holder to the nearest Whole Number.

All Warrant Shares shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

The holder in whose name this Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

Holders of Net Settle Stakeholder Warrants do not have any rights as a stockholder with respect to the shares of Common Stock issuable upon exercise of the Net Settle Stakeholder Warrants prior to the time such Net Settle Stakeholder Warrants are validly exercised in accordance with all the terms and conditions of this Warrant Agreement.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Warrant Agent.

WITNESS the facsimile signature of a proper officer of the Company.

THE COMPANY ALTISOURCE PORTFOLIO SOLUTIONS S.A.

By:
	Name:	William B. Shepro
	Title:	Chairman and Chief Executive Officer

WARRANT AGENT EQUINITI TRUST COMPANY, LLC

By:
Name:
Title:

PLEASE DETACH HERE
Certificate No.: 1	Number of Net Exercise Stakeholder Warrants: [●]

NET SETTLE STAKEHOLDER WARRANT CUSIP NO.: [●]

EQUINITI TRUST COMPANY, LLC
Cede & Co.	By Mail:
48 Wall Street, 22nd Floor
New York, New York 10005
By hand or overnight courier:

ANNEX B-I
Cash Exercise Stakeholder Warrant Exercise Notice

TO: ALTISOURCE PORTFOLIO SOLUTIONS S.A.

The undersigned hereby irrevocably elects to exercise the number of Cash Exercise Stakeholder Warrants set forth below, each of which entitles the holder to acquire a number of shares of Common Stock, par value $0.01 per share, of Altisource Portfolio Solutions S.A. (the “Company”) equal to the Warrant Exercise Rate, at an exercise price of $1.95 per Warrant, and otherwise on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders all right, title and interest in the number of Cash Exercise Stakeholder Warrants exercised hereby to the Company and directs that the shares of Common Stock deliverable upon the exercise of such Cash Exercise Stakeholder Warrants, and interests in any Global Warrant or Definitive Warrant representing unexercised Cash Exercise Stakeholder Warrants, be registered or placed in the name and at the address specified below and delivered thereto. If other than the registered holder of the Cash Exercise Stakeholder Warrants, the undersigned must pay all transfer taxes, assessments or similar governmental charges in connection with any exercise of such Cash Exercise Stakeholder Warrants that are due as a result of such Cash Exercise Stakeholder Warrants being registered in a name other than the undersigned's name. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement.

The undersigned hereby represents and warrants that (each Holder must choose one):

☐	upon the exercise of the number of Cash Exercise Stakeholder Warrants listed below the Holder (together with such Holder’s Affiliates and Attribution Parties) shall not beneficially own in excess of 9.99% of the then issued and outstanding Common Stock as determined in accordance with Section 4.5.8 of the Warrant Agreement;

☐	the Holder has effectively waived the Beneficial Ownership Limitation and provided the requisite sixty-one (61) days’ notice of such waiver; or

☐	the Holder is not subject to the Beneficial Ownership Limitation because the Holder beneficially owned in excess of 9.99% of the Common Stock (excluding any shares of Common Stock that may be deemed to be beneficially owned as a result of the Warrants) on the Issuance Date of the Warrants as determined in accordance with the last sentence of Section 4.5.8(b) of the Warrant Agreement.

Any attempted exercise of a Cash Exercise Stakeholder Warrant contrary to the immediately preceding sentence shall be void ab initio to the extent that such exercise violates the preceding sentence.

Number of Cash Exercise Stakeholder Warrants exercised hereby: _________

Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

DTC number: ____________________________________________________

Account name: ____________________________________________________

Account number: __________________________________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ____________________________________________

Signature of Authorized Signatory of Investing Entity: ______________________________________

Name of Authorized Signatory: ___________________________________________________________

Title of Authorized Signatory: ___________________________________________________

Date: _____________________________________________________

B-1

ANNEX B-II
Net Settle Stakeholder Warrant Exercise Notice

TO: ALTISOURCE PORTFOLIO SOLUTIONS S.A.

The undersigned hereby irrevocably elects to exercise the number of Net Settle Stakeholder Warrants set forth below, each of which entitles the holder to acquire a number of shares of Common Stock, par value $0.01 per share, of Altisource Portfolio Solutions S.A. (the “Company”) equal to the Warrant Exercise Rate, at an exercise price of $1.95 per Warrant, and otherwise on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders all right, title and interest in the number of Cash Exercise Stakeholder Warrants exercised hereby to the Company and directs that the shares of Common Stock deliverable upon the exercise of such Net Settle Warrants, and interests in any Global Warrant or Definitive Warrant representing unexercised Net Settle Warrants, be registered or placed in the name and at the address specified below and delivered thereto. If other than the registered holder of the Net Settle Stakeholder Warrants, the undersigned must pay all transfer taxes, assessments or similar governmental charges in connection with any exercise of such Net Settle Warrants that are due as a result of such Cash Exercise Stakeholder Warrants being registered in a name other than the undersigned's name. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement.

The undersigned hereby represents and warrants that (each Holder must choose one):

☐	upon the exercise of the number of Net Settle Stakeholder Warrants listed below the Holder (together with such Holder’s Affiliates and Attribution Parties) shall not beneficially own in excess of 9.99% of the then issued and outstanding Common Stock as determined in accordance with Section 4.5.8 of the Warrant Agreement;

☐	the Holder has effectively waived the Beneficial Ownership Limitation and provided the requisite sixty-one (61) days’ notice of such waiver; or

☐	the Holder is not subject to the Beneficial Ownership Limitation because the Holder beneficially owned in excess of 9.99% of the Common Stock (excluding any shares of Common Stock that may be deemed to be beneficially owned as a result of the Warrants) on the Issuance Date of the Warrants as determined in accordance with the last sentence of Section 4.5.8(b) of the Warrant Agreement.

Any attempted exercise of a Net Settle Stakeholder Warrant contrary to the immediately preceding sentence shall be void ab initio to the extent that such exercise violates the preceding sentence.

Number of Net Settle Stakeholder Warrants exercised hereby: _________

Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

DTC number: ____________________________________________________

Account name: ____________________________________________________

Account number: __________________________________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ____________________________________________

Signature of Authorized Signatory of Investing Entity: ______________________________________

Name of Authorized Signatory: ___________________________________________________________

Title of Authorized Signatory: ___________________________________________________

DATE: _____________________________________________________

B-2

ANNEX C
Beneficial Ownership Limitation Waiver

[Letterhead of holder or beneficial owner]

[DATE]

Altisource Portfolio Solutions S.A.

33, Boulevard Prince Henri, L-1724

Luxembourg City, Grand Duchy of Luxembourg

Attention: Corporate Secretary

Email: [●]

To whom it may concern:

In accordance with Section 4.5.8(c) of the Warrant Agent Agreement, dated as of February [●], 2025 between Altisource Portfolio Solutions S.A., a public limited liability company (société anonyme) organized and established under the laws of the Grand Duchy of Luxembourg having its registered office at 33, Boulevard Prince Henri, L-1724 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies register (Registre de commerce et des sociétés, Luxembourg) under number B72391 (the “Company”), and Equiniti Trust Company, LLC, a New York limited liability trust company, the undersigned hereby provides notice to the Company of the undersigned’s waiver of the Beneficial Ownership Limitation (the “Waiver”).

The undersigned understand and acknowledges that the Waiver will not be effective until the sixty-first (61st) day after this notice is delivered to the Company.

Sincerely,

[SHAREHOLDER]

By:
Name:
Title:

C-1

ANNEX D
Authorized Representatives

Name	Title	Signature
William B. Shepro	Chief Executive Officer
Michelle D. Esterman	Chief Financial Officer
Gregory J. Ritts	Chief Legal and Compliance Officer, Corporate Secretary

D-1

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated:

Holder’s Signature:

Holder’s Address:
[Signature Guarantee]